Exhibit 99.6






January 25, 2006

Mr. Dov Perlysky
P.O. Box 339
Lawrence, New York 11559

Dear Mr. Perlysky:

The agreement shall set forth the terms pursuant to which Dov Perlysky ("Advisor") will provide Services, as hereinafter defined, to Lawrence Consulting Group, Inc., a Delaware corporation, and its subsidiaries (collectively, "LCG").

1. (a) LCG hereby engages Advisor to provide services with respect to its marketing efforts. Specifically, Advisor may, from time to time, introduce to LCG potential consulting clients for LCG in the pharmaceutical, biotechnology, chemical manufacturing and any other industries in which LCG is, from time to time, engaged (the "Services").

      (b) It is understood that Advisor may be engaged in other business activities and nothing in the Agreement shall require either Advisor to make any introduction to LCG or LCG to perform services for or enter into any agreement with any party introduced to LCG by Advisor.

      (c) In performing the Services, Advisor shall report to such senior executive officer as may, from time to time, be designated by LCG's president and chief executive officer. Advisor shall not have any authority to execute contracts or make any commitments on behalf of LCG.

2. (a) As compensation for Advisor's services hereunder, LCG shall pay Advisor a commission equal to five percent (5%) of the revenues recognized by LCG from any client or customer which is introduced by Advisor to LCG. A client or customer shall be deemed to be introduced by Advisor if the client or customer was introduced to LCG by Advisor, the customer or client is located outside of Puerto Rico, and LGC had not performed services for the client or customer during the two years prior to the introduction. Revenues shall mean thirty five percent (35%) of all revenues, determined in accordance with generally accepted accounting principles consistently applied, derived from the client or customer introduced by Advisor to LCG.

      (b) Payment pursuant to Section 2(a) shall be made on a quarterly basis, based on revenue recognized by LCG during the fiscal quarter. Not later than twenty (20) days after the end of each fiscal quarter, LCG shall provide Advisor with a schedule identifying the client and the revenue recognized from such client during the quarter. Revenue shall be recognized in the fiscal quarter in which it is recognized under generally accepted accounting principles


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consistently applied in LCG's filings with the Securities and Exchange
Commission. LCG shall continue paying the commission until the later of (a) termination or expiration of the purchase order or contract directly associated with Advisor's Services or (b) as long as LCG is recognizing revenue from the client or customer during the three-year period commencing on the date of this Agreement, and LCG's payment obligation shall survive any termination of this Agreement.

3. Advisor shall be entitled to reimbursement of any out-of-pocket expenses incurred by him in connection with his activities hereunder provided that Advisor provides LCG with signed vouchers or other satisfactory evidence of the occurrence of such expenses. Advisor is required to obtain approval, in advance, from LCG for any out-of-pocket expenses in excess of $150 in the aggregate.

4. (a) Advisor recognizes and acknowledges that during the course of performing the Services he may acquire information regarding LCG and LCG's business methods, technology, products, plans and clients and other information which is not publicly known and which LCG regards as proprietary to it and treats such information as if it were proprietary. Without limiting the generality of the foregoing, confidential information includes all proprietary know-how, use and applications know-how, technical information, any information or other information contained in any patent application, regardless of whether a patent is ever issued with respect to such application, and all other information relating to the LCG's services and those of its clients. Prior to delivering any confidential information to Advisor, LCG shall advise Advisor of the confidential nature of the material, and Advisor may assume that all information which is not specially identified as confidential prior to disclosure to Advisor is not subject to these confidentiality restrictions.

      (b) Advisor agree that he will not, at any time, whether during or within two years after the Term, disclose to any person or use, directly or indirectly, for Advisor's own benefit or the benefit of others, or aid or assist others in using any confidential information, or permit any person to examine or make copies of any document which may contain or is derived from confidential information; provided, however, that if Advisor's agreement with a particular client or customer provides for a longer non-disclosure period, such longer period shall apply to the client's or customer's confidential information.

      (c) In the event that Advisor is, pursuant to, or required by, applicable law, regulation or legal process, to disclose any of the confidential information, Advisor will notify LCG promptly so that LCG may, at its cost, seek a protective order or other appropriate remedy or, its sole discretion, waive compliance with the terms of this Section 4. Advisor shall not disclose any confidential information until the court has made a ruling as long as such failure to disclose does not subject Advisor to personal liability. In the event that no such protective order or other remedy is obtained, or in the event that LCG waives compliance with the terms of this Section 4, Advisor will furnish only that portion of the confidential information which it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the confidential information.

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      (d) Advisor shall, upon completion of the Services or upon termination of
Advisor's engagement with LCG, or earlier at the request of LCG, turn over to LCG or destroy all documents, papers, computer disks or other material in Advisor's possession or under Advisor's control which may contain or be derived from confidential information. To the extent that any confidential information is on Advisor's hard drive or other storage media, he shall, upon the request of LCG, cause either such information to be erased from his computer disks and all other storage media or otherwise take reasonable steps to maintain the confidential nature of the material.

5. It is expressly agreed that LCG and Advisor are acting as independent contractors. Neither party shall be deemed to an employer, employee, agent, partner or joint venturer of the other. No party has authority to enter into agreements on behalf of any other party or to bind any other party in any way.

6. This Agreement shall be for a term of one (1) year from the date hereof (the "Term").

7. Any notices required or permitted to be sent hereunder shall be in writing and shall be sent by certified or registered mail, return receipt requested, or by messenger or overnight courier which provides evidence of delivery, or by telecopier or similar means of communication if the receipt is acknowledged or if a copy thereof is sent in the manner provided in this Section 7. Notices shall be sent to the addresses or telecopier number set forth on the signature page of this above or to such other address as a party may designate by notice pursuant hereto. Notices shall be effective upon the date when delivery is either effected or refused.

8. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successes and assigns. Neither this Agreement nor any term thereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom the enforcement of such amendment, waiver, discharge, or termination is sought. This Agreement comprises the entire agreement and understanding between the parties hereto and there are no additional agreements or understandings of any kind either written or oral which relate to the subject matter hereof.

9. This Agreement, and the respective rights, duties and obligations of the parties pursuant to this Agreement, shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such state without regard to principles of conflicts of law. Each party hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement may be brought in any federal or state court situated in New York County, New York, (ii) irrevocably submits to and accepts, with respect to its properties and assets, generally and unconditionally, the in personam jurisdiction of the aforesaid courts and waives the defense of an inconvenient forum to the maintenance of such action or proceeding, and (iii) agrees that service in any such action may be made either (x) by mailing or delivering a copy of such process to such party in the manner set forth in
Section 7 of this Agreement, other than by facsimile transmission, or (y) by any other manner permitted by law.

10. If any one or more of the provisions of this Agreement shall be held to be invalid illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or any part thereof shall not in any way be affected or impaired thereby.

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11.   This Agreement may be executed in counterparts.

      If the foregoing correctly sets forth your understanding of the matters set forth above, would you please signify your agreement thereto by signing a copy of this letter in the space provided below and returning it to us, whereupon this letter will become a binding agreement between Advisor and LCG.

Very truly yours,

          Signature                                   Address and Telecopier No.
          ---------                                   --------------------------

LAWRENCE CONSULTING GROUP, INC.
on its own behalf and on behalf of its subsidiaries, including Plaza Consulting Group, Inc.


By:___________________________________
         Name:
         Title:


ACCEPTED AND AGREED THIS
25TH DAY OF JANUARY, 2006


______________________________________
DOV PERLYSKY















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